As Filed with the Securities and Exchange Commission on November 28, 2017
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Its Charter)

California	87-0673375
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2928 Ramco Street, Suite 120 West Sacramento, CA	95691
(Address of Principal Executive Offices)	(Zip Code)

RiceBran Technologies 2014 Equity Incentive Plan, as amended
(Full Title of the Plans)

Robert D. Smith, PhD.
Chief Executive Officer
RiceBran Technologies
2928 Ramco Street, Suite 120 West Sacramento, CA 95691
(602) 522-3000
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Christopher V. Chediak, Esq.
Weintraub Tobin Chediak Coleman Grodin Law Corporation
400 Capitol Mall, 11th Floor
Sacramento, CA  95814

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock to be issued under the registrant’s 2014 Equity Incentive Plan	1,700,000	(2)	$1.23	(3)	$2,091,000.00	$260.33

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the 2014 Equity Incentive Plan, as amended (“2014 Plan”) by reason of any stock split, stock dividend, recapitalization or similar transaction.

(2)	Represents additional shares reserved for issuance under the 2014 Plan.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) promulgated under the Securities Act, based on the average of the high and low prices per share of the common stock of the registrant on November 22, 2017, as reported on The NASDAQ Capital Market.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,700,000 shares under the Registrant’s 2014 Equity Incentive Plan, as amended (“Amended Plan”). At the Registrant’s Annual Meeting of Shareholders held on June 21, 2017, the Registrant’s shareholders approved for issuance pursuant to the Amended Plan the shares that are being registered hereunder. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on October 28, 2014 (Registration No. 333-199648).

ITEM 3.	INFORMATION INCORPORATED BY REFERENCE.

Registrant hereby incorporates by reference into this registration statement the following documents and information previously filed with the Commission:

•    Our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 23, 2017 and as amended on April 28, 2017;

•    Our quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 12, 2017, August 14, 2017 and November 9, 2017, respectively;

•    Our current reports on Form 8-K filed with the SEC on February 15, 2017, February 17, 2017, March 13, 2017, March 16, 2017, March 23, 2017, April 6, 2017, April 26, 2017, May 11, 2017, June 27, 2017, July 17, 2017, July 20, 2017, August 2, 2017, August 10, 2017, August 25, 2017, September 15, 2017 and November 9, 2017; and

•    The description of our common stock contained in our Form 8-A filed on December 12, 2013.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration atatement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this registration statement.

Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference in this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Sacramento, State of California, on this 28th day of November, 2017.

RICEBRAN TECHNOLOGIES

By:	/s/ Robert Smith
Robert D. Smith, PhD.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert Smith and Brent Rystrom, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Robert Smith	Director and Chief Executive Officer	November 28, 2017
Robert D. Smith, PhD.

Principal Financial Officer

/s/ Brent R. Rystrom	Chief Financial Officer	November 28, 2017
Brent R. Rystrom

Principal Accounting Officer

/s/ Dennis A. Dykes	Chief Accounting Officer	November 28, 2017
Dennis A. Dykes

Additional Directors:

/s/ Brent Rosenthal	Director and Chairman	November 28, 2017
Brent Rosenthal

/s/ Beth Bronner	Director	November 28, 2017
Beth Bronner

/s/ Robert Bucklin	Director	November 28, 2017
Robert S. Bucklin

/s/ Ari Gendason	Director	November 28, 2017
Ari Gendason

/s/ David Goldman	Director	November 28, 2017
David Goldman

/s/ Baruch Halpern	Director	November 28, 2017
Baruch Halpern

/s/ Henk W. Hoogenkamp	Director	November 28, 2017
Henk W. Hoogenkamp

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

3.1.1
Restated and Amended Articles of Incorporation as filed with the Secretary of State of California on December 13, 2001 (incorporated herein by reference to exhibits previously filed on registrant’s annual report on Form 10-KSB, filed on April 16, 2002)

3.1.2
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 4, 2003 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form SB-2, filed on November 18, 2005)

3.1.3
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on October 31, 2003 (incorporated herein by reference to exhibits previously filed on registrant’s quarterly report on Form 10-QSB, filed on November 19, 2003)

3.1.4
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on September 29, 2005 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form SB-2, filed on November 18, 2005)

3.1.5
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 20, 2007 (incorporated herein by reference to exhibits previously filed on registrant’s quarterly report on Form 10-Q, filed on August 14, 2007)

3.1.6
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on June 30, 2011 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on July 5, 2011)

3.1.7
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on July 12, 2013 (incorporated herein by reference to exhibits previously filed on registrant’s quarterly report on Form 10-Q, filed August 14, 2013)

3.1.8
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on May 30, 2014 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form S-3, filed on June 5, 2014)

3.1.9
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on February 15, 2017 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form S-3, filed on April 4, 2017)

3.2
Certificate of Designation of the Rights, Preferences, and Privileges of the Series A Preferred Stock as filed with the Secretary of State of California on December 13, 2001 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form SB-2, filed on June 4, 2002)

3.3
Certificate of Determination, Preferences and Rights of Series B Convertible Preferred Stock as filed with the Secretary of State of California on October 4, 2005 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on October 4, 2005)

3.4
Certificate of Determination, Preferences and Rights of Series C Convertible Preferred Stock as filed with the Secretary of State of California on May 10, 2006 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on May 15, 2006)

3.5
Certificate of Determination, Preferences and Rights of the Series D Convertible Preferred Stock, as filed with the Secretary of State of California on October 17, 2008 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on October 20, 2008)

3.6
Certificate of Determination, Preferences and Rights of the Series E Convertible Preferred Stock, as filed with the Secretary of State of California on May 7, 2009 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on May 8, 2009)

3.7
Certificate of Determination, Preferences and Rights of the Series F Convertible Preferred Stock, as filed with the Secretary of State of California on February 18, 2016 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on May 23, 2016)

3.8
Certificate of Determination, Preferences and Rights of the Series G Convertible Preferred Stock, as filed with the Secretary of State of California on February 9, 2017 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on February 15, 2017)

3.9.1	Bylaws (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form SB-2, filed on June 12, 2006)
3.9.2	Amendment of Bylaws effective June 19, 2007 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on June 25, 2007)
3.9.3	Amendment of Bylaws effective December 4, 2009 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on December 10, 2009).

3.9.4	Amendment of Bylaws, effective as of February 13, 2017 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form S-3, filed on April 4, 2017)
3.10
Certificate of Ownership filed with the California Secretary of State on October 3, 2012 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on October 10, 2012)

4.1	2014 Equity Incentive Plan (incorporated herein by reference to exhibits previously filed on registrant’s proxy statement filed on Schedule 14A, filed on May 12, 2017)
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation
23.1	Consent of Marcum, LLP
23.2	Consent of Weintraub Tobin Chediak Coleman Grodin Law Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page)